Exhibit 5.1
[White & Case LLP letterhead]

November 2, 2012
JetBlue Airways Corporation
27-01 Queens Plaza North
Long Island City, New York 11101

Dear Ladies and Gentlemen:
We have examined the Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), in the form in which it is to be filed today by JetBlue Airways Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) relating to (i) shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), (ii) shares of preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”), (iii) debt securities (the “Debt Securities”), (iv) depositary shares representing the entitlement to all rights and preferences of a fraction of a share of Preferred Stock of a specific series (“Depositary Shares”), (v) warrants to purchase Common Stock, Preferred Stock, Depositary Shares, Debt Securities or any combination thereof (“Warrants”), (vi) stock purchase contracts to purchase shares of Common Stock, Preferred Stock or Depository Shares at a future date or dates (“Stock Purchase Contracts”), (vii) stock purchase units (“Stock Purchase Units”) representing ownership of a Stock Purchase Contract and Debt Securities or debt obligations of third parties, including United States Treasury securities, (viii) subscription rights to purchase Common Stock, Preferred Stock, Depositary Shares or Warrants (“Subscription Rights” and, collectively with the Common Stock, the Preferred Stock, the Debt Securities, the Depositary Shares, the Warrants, the Stock Purchase Contracts and the Stock Purchase Units, the “Securities”) and (ix) pass through certificates (“Pass Through Certificates”). The Securities and the Pass Through Certificates are being registered for offering and sale from time to time pursuant to Rule 415 under the Securities Act.

The Registration Statement includes two separate prospectuses. One prospectus relates to the Securities (the “Securities Prospectus”) and the other prospectus relates to the Pass Through Certificates to be issued by one or more trusts formed by the Company relating to certain equipment notes either issued by the Company or an owner trustee (the “Pass Through Prospectus”).

The Preferred Stock will be issued in one or more series and the relative powers, designations, preferences, rights and qualifications, limitations or restrictions of such Preferred Stock will be set forth in one or more certificates of designation (each, a “Certificate of Designation”).

The Debt Securities will be issued pursuant to an Indenture (the “Indenture”), dated as of March 16, 2005 (the “Indenture”) between the Company, as issuer, and Wilmington Trust Company, as trustee (the “Trustee”), a copy of which is incorporated by reference as Exhibit 4.1 to the Registration Statement. A particular series of Debt Securities will be established either by a supplement to the Indenture or by an Officer's Certificate thereunder (an “Indenture Document”).

The Depositary Shares will be issued in one or more series pursuant to one or more deposit agreements (each, a “Deposit Agreement”) to be entered into between the Company and the depositary party thereto (the “Depositary”).

The Warrants will be issued in one or more series pursuant to one or more warrant agreements to be entered into between the Company and a warrant agent (the “Warrant Agreement”).
The Stock Purchase Contracts will be issued pursuant to one or more stock purchase contract agreements (each, a “Stock Purchase Contract Agreement”) to be entered into between the Company and the stock purchase contract agent party thereto (the “Stock Purchase Contract Agent”).
The Stock Purchase Units will be issued pursuant to one or more stock purchase unit agreements (each, a “Stock Purchase Unit Agreement”) to be entered into between the Company and the stock purchase unit agent party thereto (the “Stock Purchase Unit Agent”).
The Subscription Rights will be issued under one or more subscription rights agreements (the “Subscription Right Agreements”), to be entered into between the Company and a bank or trust company as rights agent (the “Rights Agent”).
The Pass Through Certificates will be issued in one or more series by one or more pass through trusts under the provisions of a separate pass through trust agreement (the “Pass Through Agreement”) to be entered into between the Company and the pass through trustee party thereto (each, a “Pass Through Trustee”).
Each Certificate of Designation, Indenture Document, Deposit Agreement, Warrant Agreement, Stock Purchase Contract Agreement, Stock Purchase Unit Agreement, Subscription Rights Agreement and Pass Through Agreement, as applicable, will be in a form to be filed as an exhibit to a post-effective amendment to the Registration Statement or a current report on Form 8-K incorporated in such Registration Statement by reference. The Certificate of Designation, Indenture Document, Deposit Agreement, Warrant Agreement, Stock Purchase Contract Agreement, Stock Purchase Unit Agreement, Subscription Rights Agreement and Pass Through Agreements are hereinafter referred to as the “Securities Documents.”
As counsel to the Company, we have reviewed the originals, or copies identified to our satisfaction, of the Registration Statement, the Securities Prospectus, the Pass Through Prospectus, the certificate of incorporation and by-laws of the Company, as amended, and such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and other documents, agreements and instruments, as we have deemed necessary as a basis for the opinions expressed below. In our review, we have assumed the genuineness of all signatures, the authenticity of the originals of the documents submitted to us and the conformity to authentic originals of any documents submitted to us as copies. We have further assumed, as to matters of fact, the truthfulness of the representations made in certificates of public officials and officers of the Company.
Based upon our examination of such documents, certificates, records, authorizations and proceedings as we have deemed relevant, it is our opinion that:
With respect to the Common Stock, when (i) the issuance of the Common Stock has been duly authorized by appropriate corporate action and (ii) the Common Stock has been duly delivered in accordance with the applicable underwriting or other agreement to the purchasers thereof against payment therefor (in excess of the par value thereof), the Common Stock will be validly issued, fully paid and nonassessable.
With respect to the Preferred Stock, when (i) the issuance of the Preferred Stock has been duly authorized by appropriate corporate action, (ii) the certificate of designations establishing the terms of the Preferred Stock has been duly approved by appropriate corporate action, duly executed by the Company and filed with the Secretary of State of the State of Delaware, (iii) the Preferred Stock has been duly delivered in accordance with the applicable underwriting or other agreement to the purchasers thereof against payment therefor (in excess of the par value thereof), and (iv) if the Preferred Stock is convertible into Common Stock, (x) the issuance of such Common Stock has been duly authorized by appropriate corporate action, (y) the Preferred Stock is presented for conversion in accordance with the terms thereof and (z) the Common Stock has been duly delivered upon such conversion to the persons entitled thereto, in accordance with the terms of such Preferred Stock, (a) the Preferred Stock will be validly issued, fully paid and nonassessable and (b) if the Preferred Stock is convertible into Common Stock, the Common Stock issuable upon conversion of the Preferred Stock will be validly issued, fully paid and nonassessable.
With respect to the Debt Securities, when (i) the issuance of the Debt Securities and approval of the final terms thereof have been duly authorized by the Company by appropriate corporate action, (ii) the Debt Securities, in the form included in the Indenture incorporated by reference as an exhibit to the Registration Statement (with such changes or additions as permitted in the Indenture), have been duly executed and delivered by the Company and the Debt Securities have been duly authenticated by the Trustee pursuant to the Indenture and delivered and paid for in accordance with the applicable underwriting or other agreement and (iii) if the Debt Securities are convertible into Common Stock or other securities of the Company, (x) the issuance of such Common Stock or other securities of the Company has been duly authorized by appropriate corporate action, (y) the Securities are presented for conversion in accordance with the terms thereof and (z) the Common Stock or other securities of the Company have been duly executed by the Company and duly delivered upon such conversion to the persons entitled thereto, in accordance with the terms of such Securities, (a) the Debt Securities will constitute valid and legally binding obligations of the Company under the laws of the State of New York, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors generally and general principles of equity (whether applied by a court of law or equity), and (b) if the Debt Securities are convertible into Common Stock or other securities of the Company, the Common Stock or other securities of the Company issuable upon conversion of the Debt Securities will be validly issued, fully paid and nonassessable.
With respect to the Depositary Shares, when (i) the related Deposit Agreement has been duly executed and delivered by the Company and the Depositary and (ii) the Depositary Shares, when issued, are executed, issued and delivered (and the Company has deposited the shares of the Preferred Stock with the Depositary pursuant to such Deposit Agreement), such Depositary Shares will be validly issued.
With respect to the Warrants, when (i) the terms of the applicable Warrant Agreement under which certain of the Warrants are to be issued have been duly established and duly authorized by the Company by the appropriate corporate action and the applicable Warrant Agreement has been duly executed and delivered, (ii) the terms of such Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement and the applicable underwriting or other agreement and applicable law and (iii) such Warrants have been duly executed and authenticated in accordance with the applicable Warrant Agreement and issued and sold as contemplated in the applicable prospectus supplement to the prospectus forming part of the Registration Statement, such Warrants will constitute valid and legally binding obligations of the Company.
With respect to the Stock Purchase Contracts, when (i) the related Stock Purchase Contract Agreement has been duly executed and delivered by the Company and the Stock Purchase Contract Agent and (ii) the Stock Purchase Contracts, when issued, are executed, countersigned by the Stock Purchase Contract Agent and (a) delivered in accordance with the applicable underwriting or other agreement, (b)

against receipt of the consideration therefor approved by the Company and (c) as provided in such Stock Purchase Contract Agreement, such Stock Purchase Contracts will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.
With respect to the Stock Purchase Units, when (i) the related Stock Purchase Unit Agreement has been duly executed and delivered by the Company and the Stock Purchase Unit Agent and (ii) the Stock Purchase Units, when issued, are executed, countersigned by the Stock Purchase Unit Agent and (a) delivered in accordance with the applicable underwriting or other agreement, (b) against receipt of the consideration therefor approved by the Company and (c) as provided in such Stock Purchase Unit Agreement, such Stock Purchase Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.
With respect to the Subscription Rights, when (i) any Subscription Rights have been duly authorized and duly established in accordance with the applicable Subscription Rights Agreement and applicable law, (ii) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of such Subscription Rights (and any required amendment or supplement to the applicable Subscription Rights Agreement), and (iii) the Subscription Rights Agreements have been duly executed, attested, issued and delivered in accordance with the applicable underwriting or other agreement by duly authorized officers against payment therefore, if applicable, in accordance with such authorization, the applicable Subscription Rights Agreement, the applicable Purchase Agreement and applicable law and authenticated by the Subscription Rights Agent, such Subscription Rights will be validly issued.
With respect to the Pass Through Certificates, when (i) the related Pass Through Certificates are duly executed and delivered by the Company and the Pass Through Trustee and (ii) the Pass Through Certificates, when issued, are executed, authenticated, issued and delivered by the Pass Through Trustee (a) in accordance with the applicable underwriting or other agreement, (b) against receipt of the consideration therefor approved by the Company and (c) as provided in such Pass Through Agreement, such Pass Through Certificates of a series will constitute valid and binding obligations of the related Pass Through Trustee, enforceable against such Pass Through Trustee in accordance with their terms and will be entitled to the benefits of the related Pass Through Agreement.
We do not express or purport to express any opinion with respect to laws other than the laws of the State of New York and the General Corporation Law of the State of Delaware.
We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Securities Prospectus and the Pass Through Prospectus under the caption “Legal Matters.” In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,
/s/ White & Case LLLP
White & Case LLP
CJD/SRT